As filed with the Securities and Exchange Commission on March 27, 1998

                                             Registration No. 333-
    =========================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D. C. 20549
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                                      PP&L, Inc.
                (Exact name of registrant as specified in its charter)

           COMMONWEALTH OF PENNSYLVANIA                  23-0959590
          (State or other jurisdiction                (I.R.S. Employer
          of incorporation or organization)          Identification No.)

                                Two North Ninth Street
                            Allentown, Pennsylvania 18101
                                     610-774-5151
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)

                                    JOHN R. BIGGAR
                           SENIOR VICE PRESIDENT--FINANCIAL
                                TWO NORTH NINTH STREET
                            ALLENTOWN, PENNSYLVANIA 18101
                                     610-774-5151
                       (Name, address, including zip code, and
                        telephone number of agent for service)

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
            At such time or times after the effective date of this Registration Statement as the registrant shall determine based on market conditions and other factors.
                                     -----------
            IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

            IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [X]

            IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
                                     -------------

            IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO
          RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
                                                                     --------
            IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT
          TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                           CALCULATION OF REGISTRATION FEE
     ========================================================================
                                        PROPOSED     PROPOSED
         TITLE OF EACH                  MAXIMUM      MAXIMUM
           CLASS OF                     OFFERING    AGGREGATE    AMOUNT OF
         SECURITIES TO   AMOUNT TO BE    PRICE       OFFERING   REGISTRATION
         BE REGISTERED    REGISTERED   PER UNIT*      PRICE*        FEE
     ------------------------------------------------------------------------
      First Mortgage
      Bonds . . . . . .  $200,000,000     100%    $200,000,000    $59,000
     ========================================================================
          *For the purpose of calculating the registration fee only.

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

          =================================================================

          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
          These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                     SUBJECT TO COMPLETION, DATED MARCH 27, 1998




                                     $200,000,000

                                      PP&L, INC.


                                 FIRST MORTGAGE BONDS



            PP&L, Inc. (the "Company" or "PP&L") expects to offer from time to time up to $200,000,000 aggregate principal amount of its First Mortgage Bonds ("Bonds") at prices and on terms to be determined at the time of each sale. For each series of Bonds for which this Prospectus is delivered ("Offered Bonds"), there will be an accompanying Prospectus Supplement ("Prospectus Supplement") that will set forth the aggregate principal amount, interest rate or rates (which may be fixed or variable) and payment dates, maturity date or dates, initial public offering price, the net proceeds to the Company, redemption provisions, provisions for repayment or redemption at the option of the holder and other specific provisions for and terms of the Offered Bonds.



            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


            The Bonds will be sold in accordance with the plan of distribution described in "Plan of Distribution" herein.


                          This Prospectus may not be used to
                           consummate sales of Bonds unless
                       accompanied by a Prospectus Supplement.






                    The date of this Prospectus is March   , 1998

                                AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Suite 1400, 500 West Madison Street, Chicago, IL 60601; and Seven World Trade Center, Suite 1300, New York, NY 10048. The Commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company; the address of such site is http://www.sec.gov. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Certain securities of the Company are listed on the New York and Philadelphia Stock Exchanges. Reports, proxy statements and other information concerning the Company can be inspected and copied at the respective offices of those exchanges at 20 Broad Street, New York, NY, and at 1900 Market Street, Philadelphia, PA. In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the Company, Two North Ninth Street, Allentown, PA.


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed with the Commission pursuant to the Exchange Act are hereby incorporated by reference herein and made a part hereof:

            (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997; and

            (2)     The Company's Current Report on Form 8-K dated February
                    2, 1998.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents referred to above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            COPIES OF THE DOCUMENTS REFERRED TO ABOVE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) WILL BE FURNISHED UPON REQUEST WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED. WRITTEN OR TELEPHONE REQUESTS SHOULD BE DIRECTED TO PP&L, INC., TWO NORTH NINTH STREET, ALLENTOWN, PA 18101,
          ATTENTION: INVESTOR SERVICES DEPARTMENT (800/345-3085).

                                     THE COMPANY

               The Company, incorporated under the laws of the Commonwealth of Pennsylvania in 1920, provides electricity delivery services in eastern and central Pennsylvania. The Company provides electricity delivery services to approximately 1.2 million customers in a 10,000 square mile territory in 29 counties of eastern and central Pennsylvania with a population of approximately
          2.6 million persons. This service area has 129 communities with populations over 5,000, the largest cities of which are Allentown, Bethlehem, Harrisburg, Hazleton, Lancaster, Scranton, Wilkes-Barre and Williamsport. PP&L also offers electricity and other services to retail and wholesale customers throughout Pennsylvania and neighboring states. All of the outstanding shares of common stock of the Company are owned by PP&L Resources, Inc., a Pennsylvania corporation. The Company's general offices are located at Two North Ninth Street, Allentown, Pennsylvania 18101, and its telephone number is 610-774-5151.


                          RATIO OF EARNINGS TO FIXED CHARGES

                               Year Ended December 31,
            --------------------------------------------------------------

               1997         1996         1995         1994         1993
               ----         ----         ----         ----         ----
               3.47         3.50         3.48         2.70         3.31




                               APPLICATION OF PROCEEDS

               The Company plans to issue and sell up to $200 million aggregate principal amount of Bonds on terms to be determined at the time of sale. The net proceeds from the sale of the Bonds will be added to the Company's general funds and used for general corporate purposes, including the retirement of $116 million of unsecured notes bearing interest at variable rates that would otherwise mature in 2001, or the reduction of short-term debt incurred to provide interim financing. Pending such use, the net proceeds will be invested by the Company in short-term money market instruments.


                                 DESCRIPTION OF BONDS

               GENERAL. The Bonds will be issued under a Mortgage and Deed of Trust, dated as of October 1, 1945, as supplemented (the "Mortgage"), of which Bankers Trust Company (as successor to Morgan Guaranty Trust Company of New York) is Trustee, and rank on a parity with other series of the Company's First Mortgage Bonds. Principal and interest will be payable in New York City at the office or agency of the Company, which initially will be the principal office of the Trustee. Interest also will be payable at the general offices of the Company in Allentown, Pennsylvania.

               Statements herein concerning the Bonds and the Mortgage are brief summaries and do not purport to be complete. They are subject to the detailed provisions of the Bonds and the Mortgage. References to article and section numbers herein are references to article and section numbers of the Mortgage. The Bonds do not have any sinking or improvement fund or other provision for amortization prior to maturity.

               FORM AND EXCHANGES. The Bonds will be issued in fully registered form in denominations of $1,000 and multiples thereof. Exchanges and transfers of the Bonds may be made at the principal office of the Trustee or at the offices of such other companies as the Company may designate from time to time. The Company does not presently plan to designate any other company for such purpose. There will be no charge by the Company for any exchange or transfer of the Bonds.

               MATURITY, INTEREST RATE AND PAYMENT DATES. See the accompanying Prospectus Supplement.

               REDEMPTION AND PURCHASE OF THE BONDS. See the accompanying Prospectus Supplement.

               MAINTENANCE AND REPLACEMENT FUND. The Mortgage provides for an annual Maintenance and Replacement Fund requirement equal to 15 1/2% of adjusted gross operating revenues (calculated in accordance with the Mortgage). Such requirement may be met by depositing cash with the Trustee; certifying expenditures for maintenance and repairs of mortgaged property, for gross property additions, and for certain automotive equipment; or by taking credit for bonds and qualified prior lien bonds retired. Such cash may be withdrawn on similar bases. The Company has the right (without any consent or other action by the holders of any series of bonds) to make such amendments to the Mortgage as shall be necessary to delete the Maintenance and Replacement Fund requirement. (See Section 39.)

               The Company has agreed not to apply any cash deposited with the Trustee pursuant to the Maintenance and Replacement Fund to the redemption of the Bonds so long as any bonds of other series Outstanding at the date of original issue of any series of the Bonds remain Outstanding.

               SPECIAL PROVISIONS FOR RETIREMENT OF THE BONDS. If, during any twelve-month period, mortgaged property is disposed of by order of or to any governmental authority, resulting in the receipt of $10 million or more of proceeds, the Company (subject to certain conditions) must apply such proceeds (less certain deductions) to the retirement of bonds of any series. In that event, the Bonds will be redeemable at special redemption prices that will be set forth in the accompanying Prospectus Supplement, and the Bonds may be subject to special call or put options as described in the accompanying Prospectus Supplement. (See Section 64.)

               SECURITY. The Bonds, together with all other bonds now or hereafter issued under the Mortgage, will be secured by the Mortgage, which constitutes, in the opinion of counsel for the Company, a first mortgage lien on all of the Company's properties (except those referred to below), subject to: (1) leases of minor portions of the Company's property to others for uses which, in such counsel's opinion, do not interfere with its business; (2) leases of certain property of the Company not used in its electric utility business; (3) minor defects, irregularities and deficiencies in titles of properties and rights-of-way, which do not materially impair the use of such property and rights-of-way for the purposes of the Company; and (4) other excepted encumbrances. In general, there are excepted from the lien of the Mortgage all cash and securities; equipment, apparatus, materials or supplies held for sale or other disposition; aircraft, automobiles and other vehicles; timber, minerals, mineral rights and royalties; and receivables, contracts, leases and operating agreements.

               The Mortgage contains provisions for including after-acquired property within the lien thereof, subject to any pre-existing liens and to certain limitations in the case of consolidation, merger or sale of substantially all of the Company's assets.

               ISSUANCE OF ADDITIONAL BONDS. Bonds of any series may be issued from time to time on the bases of: (1) 60% of property additions to electric, gas, steam or hot water property, acquired after June 30, 1945, but not including natural gas production property and after adjustments for retirements of funded property other than property for supplying water; (2) retirement or cancellation of bonds or qualified prior lien bonds; and (3) deposit of cash. With certain exceptions in the case of (2) above, the issuance of bonds is subject to an earnings coverage test which requires adjusted net earnings before income taxes for twelve out of the preceding fifteen months of at least twice the annual interest requirements on all bonds at the time outstanding, including those being issued, and on all indebtedness of prior rank. In computing adjusted net earnings, an amount equal to 15 1/2% of the adjusted gross operating revenues (calculated as provided in the Mortgage) must be used in lieu of actual expenditures for maintenance and repairs and provisions for property retirement. The issuance of bonds on the basis of property additions subject to liens is restricted. It is expected that the Bonds will be issued against unfunded property additions, which were in excess of $1.85 billion at December 31, 1997. The issuance tests contained in the Mortgage are not expected to limit the Company's ability to issue the Bonds.
          (See Articles V, VI and VII.)

               The Company has reserved the right to amend the Mortgage without any consent or other action by holders of any outstanding series of bonds (including the Bonds): (1) to include nuclear fuel (and similar or analogous devices or substances) as property additions; and (2) to make available as property additions various forms of space satellites, space stations and other analogous facilities, various fuel transportation facilities (primarily railroad cars and other railroad equipment, tankers and other vessels), and generally, electric, gas and energy or fuel property (including property for the development of electricity, gas and fuel or energy in any form) and water and steam heat property. Such property could be located anywhere if duly subjected to the lien of the Mortgage and useful in connection with the energy, fuel or water business. Excepted property would continue to include property used principally for the production or gathering of natural gas.

               The amount of the obligations secured by prior liens on mortgaged property may be increased, provided that, if any property subject to such prior lien shall have been made the basis of a credit under the Mortgage, all the additional obligations are deposited with the Trustee or the trustee or other holder of a qualified lien.

               RELEASE AND SUBSTITUTION OF PROPERTY. Property may be released upon the bases of: (1) the deposit of cash, or, to a limited extent, purchase money mortgages; (2) property additions, after adjustments in certain cases to offset retirements and after making adjustments for qualified prior lien bonds outstanding against property additions; and (3) waiver of the right to issue bonds without applying any earnings tests. Cash may be withdrawn upon the bases stated in (2) and (3) above. The Company has reserved the right (without any consent or other action by holders of any series of bonds created after September 30, 1989, including the Bonds) to amend the release provisions of the Mortgage to permit releases of funded property at the lower of cost or fair value at the time of funding and to permit release of unfunded property on the basis of an engineer's certificate stating that the Company has at least one dollar ($1.00) of unfunded property after deducting the cost of the property then being released. (See Article XI.)

               DIVIDEND COVENANT. No cash dividends on common stock may be paid unless after such payments the amount remaining in earned surplus plus the provisions made subsequent to September 30, 1945 for depreciation and retirement of property shall equal the Maintenance and Replacement Fund requirements of the Mortgage for such period, less maintenance expenditures. (See Section 39.)

               MODIFICATION OF MORTGAGE. Bondholders' rights may be modified with the consent of the holders of 66 2/3% of the bonds. If less than all series of bonds are affected, the consent of the holders of 66 2/3% of each series affected is also required. The Company has reserved the right (without any consent or other action by holders of any series of bonds created after 1991, including the Bonds) to substitute for the foregoing provisions the following: Bondholders' rights may be modified with the consent of the holders of a majority of the bonds, but if less than all series of the bonds are so affected, only the consent of a majority of the affected bonds is required. In general, no modification of the terms of payment of principal or interest and no modification affecting the lien or reducing the percentage required for modification is effective against any bondholder without his consent. (See Article XIX.)

               DEFAULTS AND NOTICE THEREOF. Defaults are: default in payment of principal; default for 60 days in payment of interest or of installments of funds for retirement of bonds; certain defaults with respect to qualified lien bonds; certain events of bankruptcy, insolvency or reorganization; and default for 90 days after notice by the Trustee in other covenants. The Trustee may withhold notice of default (except in payment of principal, interest or any fund for retirement of bonds), if it thinks it is in the interests of the bondholders.

               Holders of 25% of the bonds may declare the principal and interest due on default, but a majority may annul such declaration if such default has been cured. No holder of bonds may enforce the lien of the Mortgage unless (1) such holder has given the Trustee written notice of a default; (2) holders of 25% of the bonds have requested the Trustee to act and offered it reasonable opportunity to act and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred thereby; and (3) the Trustee has failed to act. The Trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that the repayment is not reasonably assured. The holders of a majority of the bonds may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee. (See
          Article XIII.)

               EVIDENCE TO BE FURNISHED TO THE TRUSTEE. Compliance with Mortgage provisions is evidenced by written statements of the Company's officers or persons selected or paid by the Company. In certain major matters, the accountant, appraiser, engineer or counsel must be independent. Various certificates and other papers are required to be filed annually and in certain events, including an annual certificate with reference to compliance with the terms of the Mortgage and absence of Defaults.

                       ----------------------------------------

               CERTAIN TAX MATTERS. In the opinion of Michael A. McGrail, Esq., Senior Counsel of the Company, Bonds owned by individuals residing in Pennsylvania are subject to the 4 mills ($4.00 on each $1,000 of principal amount) Pennsylvania corporate loans tax. Such tax will be withheld from interest payments to such individuals. Counsel for the Company is also of the opinion that the Bonds are exempt from existing personal property taxes in Pennsylvania.


                                       EXPERTS

               The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

               Statements made herein and in the documents incorporated by reference in this Prospectus as to matters of law and legal conclusions have been reviewed by Michael A. McGrail, Esq., Senior Counsel of the Company, and have been made in reliance upon his authority as an expert.


                                 VALIDITY OF THE BONDS

               The validity of the Bonds will be passed upon for the Company by Michael A. McGrail, Esq., Senior Counsel of the Company, and Reid & Priest LLP, New York, New York, and for any agent, underwriter or dealer by Sullivan & Cromwell, New York, New York. However, all matters pertaining to the organization of the Company and titles and the lien of the Mortgage will be passed upon only by Mr. McGrail. As to matters involving the law of the Commonwealth of Pennsylvania, Reid & Priest LLP and Sullivan & Cromwell will rely on the opinion of Mr. McGrail. Mr. McGrail is a full-time employee of the Company.


                                 PLAN OF DISTRIBUTION

               The Company may sell the Bonds in any of three ways: (1) through underwriters or dealers; (2) directly to a limited number of purchasers or to a single purchaser; or (3) through agents. The Prospectus Supplement with respect to the Offered Bonds will set forth the terms of the offering and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered bonds may be listed. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

               If underwriters are used in the sale, the Offered Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Bonds may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to the Offered Bonds will be named in the Prospectus Supplement relating to such offering, and compensation payable to such underwriters will be set forth in the Prospectus Supplement. If an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the Prospectus Supplement. Any underwriting agreement will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the Offered Bonds if any are purchased. The Company will agree to indemnify any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

               Bonds may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in an offer or sale in respect of which this Prospectus is delivered will be named and any commissions payable by the Company to such agent will be set forth in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

                           --------------------------------

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus or in the accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter. This Prospectus and the accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which it is unlawful to make such an offer or solicitation.

               Neither the delivery of this Prospectus and the accompanying Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of the accompanying Prospectus Supplement.

                   PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

          ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


             Securities and Exchange Commission
               registration fee   . . . . . . . . . . . . . .   $59,000
             Printing expenses  . . . . . . . . . . . . . . .    30,000
             Fees and expenses of Trustee, including counsel
               and authentication fees  . . . . . . . . . . .    12,000
             Legal fees   . . . . . . . . . . . . . . . . . .    50,000
             Accounting fees  . . . . . . . . . . . . . . . .    15,000
             Postage  . . . . . . . . . . . . . . . . . . . .     4,000
             Rating agency fees   . . . . . . . . . . . . . .   100,000
             Blue Sky fees and expenses   . . . . . . . . . .    10,000
             Recording fees   . . . . . . . . . . . . . . . .     2,000
             Miscellaneous  . . . . . . . . . . . . . . . . .    23,000
                                                               --------
                  Total   . . . . . . . . . . . . . . . . . .  $305,000
                                                               ========


             All of the above except the Securities and Exchange
          Commission registration fee are estimated.


          ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 7.02 of the By-laws of the registrant reads as follows:

               "Section 7.02. Indemnification of Directors and Officers.

               (a) Right to Indemnification. Except as prohibited by law, every director and officer of the Company shall be entitled as of right to be indemnified by the Company against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Company or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "action"). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the Company prior to final disposition of such action, subject to such conditions as may be prescribed by law. Persons who are not directors or officers of the Company may be similarly indemnified in respect of service to the Company or to another such entity at the request of the Company to the extent the Board of Directors at any time denominates such person as entitled to the benefits of this Section 7.02. As used herein, "expense" shall include fees and expenses of counsel selected by such person; and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

               (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section 7.02 is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under Pennsylvania law the Company would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its shareholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.

               (c) Insurance and Funding. The Company may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the Company would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 7.02. The Company may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

               (d) Non-Exclusivity; Nature and Extent of Rights. The right of indemnification provided for herein (1) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, by-law or charter provision, vote of shareholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the effective date of any such amendment, modification or repeal."

               Directors and officers of the registrant may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Pennsylvania law. Furthermore, the Company as well as its directors and officers, may be entitled to indemnification by any underwriters named in the Prospectus Supplement against certain civil liabilities under the Securities Act of 1933, under agreements entered into between the Company and such underwriters.

               The registrant presently has insurance policies which, among other things, include liability insurance coverage for officers and directors under which officers and directors are covered against any "loss" by reason of payment of damages, judgments, settlements and defense costs. "Loss" is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policies also contain other specific exclusions, including illegally obtained personal profit or advantage, and dishonesty.


          ITEM 16. EXHIBITS.

               Reference is made to the information contained in the
          Exhibit index filed as part of this Registration Statement, which information is incorporated herein by reference pursuant to the Commission's Rules and Regulations under the Securities Act of 1933, as amended (the "ACT").



          ITEM 17. UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales
               are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

                         (i) to include any prospectus required by Section
                    10(a)(3) of the Act;

                         (ii) to reflect in the prospectus any facts or
                    events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii) to include any material information with
                    respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
               Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability
               under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a
               post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               The undersigned registrant hereby undertakes that:

                    (1) For purposes of determining any liability under the
               Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                    (2) For the purpose of determining any liability under
               the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the By-laws of the registrant and the provisions of Pennsylvania law described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ALLENTOWN, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 27TH DAY OF MARCH, 1998.

                                        PP&L, INC.

                                        By  /s/ William F. Hecht
                                          --------------------------------
                                            WILLIAM F. HECHT, CHAIRMAN,
                                                   PRESIDENT AND
                                              CHIEF EXECUTIVE OFFICER

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 27TH DAY OF MARCH, 1998.


                    SIGNATURE                     TITLE
                    ---------                     -----

           /s/ William F. Hecht
          -------------------------     Principal Executive Officer and
          William F. Hecht, Chairman,   Director
          President and Chief Executive
          Officer


           /s/ John R. Biggar
          -------------------------     Principal Financial Officer
          John R. Biggar, Senior Vice
          President - Financial


           /s/ Joseph J. McCabe
          -------------------------     Principal Accounting Officer
             Joseph J. McCabe,
              Vice President
              and Controller


          E. Allen Deaver     Ruth Leventhal      )
          Nance K. Dicciani   Marilyn Ware Lewis  )
          William J. Flood    Frank A. Long       )    Directors
          Elmer D. Gates      Norman Robertson    )
          Stuart Heydt                            )


          By  /s/ William F. Hecht
            --------------------------------------
            William F. Hecht, Attorney-in-fact

                                      PP&L, INC.
                          REGISTRATION STATEMENT ON FORM S-3

                                    EXHIBIT INDEX
                                    -------------


               The following Exhibits indicated by an asterisk preceding the Exhibit number are filed herewith. The balance of the Exhibits have heretofore been filed with the Commission as indicated and are incorporated herein by reference.

           *1           -    Form of Underwriting Agreement

           4(a)         -    Mortgage and Deed of Trust dated as of
                             October 1, 1945, between Pennsylvania Power and Light Company (now PP&L, Inc. and referred to in this Index as the "Company") and Guaranty Trust Company of New York (now
                             Morgan Guaranty Trust Company of New York), as Trustee (Exhibit 2(a)-4 to Registration
                             Statement No. 2-60291)

           4(a)-1       -    Supplement, dated as of July 1, 1954, to said
                             Mortgage and Deed of Trust (Exhibit 2(b)-5 to
                             Registration Statement No. 2-19255)

           4(a)-2       -    Supplement, dated as of March 1, 1964, to
                             said Mortgage and Deed of Trust (Exhibit
                             2(a)-12 to Registration Statement No. 2-
                             60291)

           4(a)-3       -    Supplement, dated as of June 1, 1966, to said
                             Mortgage and Deed of Trust (Exhibit 2(a)-13
                             to Registration Statement No. 2-60291)

           4(a)-4       -    Supplement, dated as of November 1, 1967, to
                             said Mortgage and Deed of Trust (Exhibit
                             2(a)-14 to Registration Statement No. 2-
                             60291)

           4(a)-5       -    Supplement, dated as of January 1, 1969, to
                             said Mortgage and Deed of Trust (Exhibit
                             2(a)-16 to Registration Statement No. 2-
                             60291)

           4(a)-6       -    Supplement, dated as of June 1, 1969, to said
                             Mortgage and Deed of Trust (Exhibit 2(a)-17
                             to Registration Statement No. 2-60291)

           4(a)-7       -    Supplement, dated as of March 1, 1970, to
                             said Mortgage and Deed of Trust (Exhibit
                             2(a)-18 to Registration Statement No. 2-
                             60291)

           4(a)-8       -    Supplement, dated as of February 1, 1971, to
                             said Mortgage and Deed of Trust (Exhibit
                             2(a)-19 to Registration Statement No. 2-
                             60291)

           4(a)-9       -    Supplement, dated as of February 1, 1972, to
                             said Mortgage and Deed of Trust (Exhibit
                             2(a)-20 to Registration Statement No. 2-
                             60291)

           4(a)-10      -    Supplement, dated as of January 1, 1973, to
                             said Mortgage and Deed of Trust (Exhibit
                             2(a)-21 to Registration Statement No. 2-
                             60291)

           4(a)-11      -    Supplement, dated as of May 1, 1973, to said
                             Mortgage and Deed of Trust (Exhibit 2(a)-22
                             to Registration Statement No. 2-60291)

           4(a)-12      -    Supplement, dated as of December 1, 1976, to
                             said Mortgage and Deed of Trust (Exhibit
                             2(a)-26 to Registration Statement No. 2-
                             57633)

           4(a)-13      -    Supplement, dated as of December 1, 1976, to
                             said Mortgage and Deed of Trust (Exhibit
                             2(a)-28 to Registration Statement No. 2-
                             60291)

           4(a)-14      -    Supplement, dated as of March 1, 1984, to
                             said Mortgage and Deed of Trust (Exhibit 4(a) to the Company's Form 8-K Report (File No. 1-
                             905) dated April 24, 1984)

           4(a)-15      -    Supplement, dated as of August 15, 1984, to
                             said Mortgage and Deed of Trust (Exhibit 4(b)
                             to the Company's Form 10-Q Report (File No.
                             1-905) for the quarter ended September 30,
                             1984)

           4(a)-16      -    Supplement, dated as of June 15, 1985, to
                             said Mortgage and Deed of Trust (Exhibit
                             4(a)-35 to the Company's Form 10-K Report
                             (File No. 1-905) for the year ended December
                             31, 1985)

           4(a)-17      -    Supplement, dated as of April 1, 1986, to
                             said Mortgage and Deed of Trust (Exhibit
                             4(a)-37 to the Company's Form 10-K Report
                             (File No. 1-905) for the year ended December
                             31, 1986)

           4(a)-18      -    Supplement, dated as of January 1, 1989, to
                             said Mortgage and Deed of Trust (Exhibit 4(a) to the Company's Form 8-K Report (File No. 1-
                             905) dated February 2, 1989)

           4(a)-19      -    Supplement, dated as of October 1, 1989, to
                             said Mortgage and Deed of Trust (Exhibit 4(a) to the Company's Form 8-K Report (File No. 1-
                             905) dated November 6, 1989)

           4(a)-20      -    Supplement, dated as of July 1, 1991, to said
                             Mortgage and Deed of Trust (Exhibit 4(a) to the Company's Form 8-K Report (File No. 1-
                             905) dated July 29, 1991)

           4(a)-21      -    Supplement, dated as of May 1, 1992, to said
                             Mortgage and Deed of Trust (Exhibit 4(a) to the Company's Form 8-K Report (File No. 1-
                             905) dated June 1, 1992)

           4(a)-22      -    Supplement, dated as of November 1, 1992, to
                             said Mortgage and Deed of Trust (Exhibit
                             4(b)-29 to the Company's Form 10-K Report
                             (File No. 1-905) dated June 1, 1992)

           4(a)-23      -    Supplement, dated as of February 1, 1992, to
                             said Mortgage and Deed of Trust (Exhibit 4(a) to the Company's Form 8-K Report (File No. 1-
                             905) dated February 16, 1993)

           4(a)-24      -    Supplement, dated as of April 1, 1993, to
                             said Mortgage and Deed of Trust (Exhibit 4(a) to the Company's Form 8-K Report (File No. 1-
                             905) dated April 30, 1993)

           4(a)-25      -    Supplement, dated as of June 1, 1993, to said
                             Mortgage and Deed of Trust (Exhibit 4(a) to the Company's Form 8-K Report (File No. 1-
                             905) dated July 7, 1993)

           4(a)-26      -    Supplement, dated as of October 1, 1993, to
                             said Mortgage and Deed of Trust (Exhibit 4(a) to the Company's Form 8-K Report (File No. 1-
                             905) dated October 29, 1993)

           4(a)-27      -    Supplement, dated as of February 15, 1994, to
                             said Mortgage and Deed of Trust (Exhibit 4(a) to the Company's Form 8-K Report (File No. 1-905)
                             dated March 11, 1994)

           4(a)-28      -    Supplement, dated as of March 1, 1994, to
                             said Mortgage and Deed of Trust (Exhibit 4(b) to the Company's Form 8-K Report (File No. 1-905)
                             dated March 11, 1994)

           4(a)-29      -    Supplement, dated as of March 15, 1994, to
                             said Mortgage and Deed of Trust (Exhibit 4(a) to the Company's Form 8-K Report (File No. 1-905)
                             dated March 30, 1994)

           4(a)-30      -    Supplement, dated as of September 1, 1994, to
                             said Mortgage and Deed of Trust (Exhibit 4(a) to the Company's Form 8-K Report (File No. 1-905)
                             dated October 3, 1994)

           4(a)-31      -    Supplement, dated as of October 1, 1994, to
                             said Mortgage and Deed of Trust (Exhibit 4(a) to the Company's Form 8-K Report (File No. 1-905)
                             dated October 3, 1994)

           4(a)-32      -    Supplement, dated as of August 1, 1995, to
                             said Mortgage and Deed of Trust (Exhibit 6(a) to Company's Form 10-Q Report (File No. 1-905)
                             for the quarter ended September 30, 1995)

           4(a)-33      -    Supplement, dated as of April 1, 1997, to
                             said Mortgage and Deed of Trust (Exhibit 4(b) to the Company's Form 10-K Report (File No. 1-905)
                             for the year ended December 31, 1997)

           *4(a)-34     -    Proposed Form of Supplement to said Mortgage
                             and Deed of Trust

           *5(a)        -    Opinion of Michael A. McGrail, Esq. with
                             respect to legality of securities being
                             registered hereunder

           *5(b)        -    Opinion of Reid & Priest LLP with respect to
                             legality of securities being registered
                             hereunder

           *12          -    Computation of Ratio of Earnings to Fixed
                             Charges

           *23(a)       -    Consent of Price Waterhouse LLP

           23(b)        -    Consent of Michael A. McGrail, Esq.
                             (reference is made to Exhibit 5(a) filed herewith)

           23(c)        -    Consent of Reid & Priest LLP (reference is
                             made to Exhibit 5(b) filed herewith)

           *24          -    Power of Attorney

           *25          -    Statement of Eligibility of Trustee